BRITISH COLUMBIA              Ministry of Employment and investment
                                Energy and Minerals Division
                                    Mineral Titles Branch
                                        SECTION 57 & 58


                                                            EVENT NUMBER:3199491
                                                                OFFICE USE ONLY
                                                         SUB-RECORDER  RECEIVED
                                                                     SEP 8-2003
                                                              M.R. #3   $540.00

 VANCOUVER, B.C.


                             BILL OF SALE ABSOLUTE

INDICATE TYPE OF TITLE: [x] Mineral  [ ] Placer


MINING DIVISION:  KAMLOOPS
                -------------------------------

SELLER                                         PURCHASER

I,  LEO JOSEPH LINDINGER GOLDTSTRIKE INC.      GOLDSTRIKE INC.
----------------------------------------       --------------------------------
              (Full Name)                               (Full Name)

 879 MCQUEEN DRIVE                             1980-1055 WEST HASTINGS STREET
----------------------------------------       ---------------------------------
        (Mailing Address)                               (Mailing Address)

KAMLOOPS                        BC.            VANCOUVER                B.C.
----------------------------------------       ---------------------------------
(City)                        (Province)       (City)                 (Province)


V2B 7X8                250-554-6887            V6E 2E9            604-688-8002
----------------------------------------       ---------------------------------
(Postal Code)           (Telephone)            (Postal Code)         (Telephone)

Client Number: 115758                          Client Number: 145833
----------------------------------------       ---------------------------------

For and in consideration of the sum of     One       dollars   ($    1.00)
                                       --------------        -------------------
paid to me, do hereby sell the interest as specified below in the following mineral titles:



CLAIM NAME OR LEASE TYPE          TENURE NUMBER         PERCENTAGE OF
                                                        TITLE BEING SOLD
-------------------------       ----------------        -----------------------
BIZ 1                               366276                      100.0000
-------------------------       ----------------        ------------------------
BIZ 2                               369518                      100.0000
-------------------------       ----------------        ------------------------
BIZ 6                               369719                      100.0000
-------------------------       ----------------        ------------------------
BIZ 7                               370056                      100.0000
-------------------------       ----------------        ------------------------

                                                   I declare  that I have good
                                                   title to these  tenures and
                                                   every right to sell the
                                                   acme, in witness  whereof I
                                                   have today signed legal name.

JUNE 30, 2003
-------------
(Date)

/s/ illegible                                /s/ Joseph Eugene Leopold Lindinger
-----------------------                 ----------------------------------------
 (Signature of Witness)                           (Signature of Seller)
                                        If a  corporation,  either the corporate
                                        seal or signature  of a signing  Officer
                                        with position in corporation stated.